                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               __________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported):  November 8, 1996
                                                       ----------------

                            Siebert Financial Corp.
-------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

New York                           0-5703                    11-1796714
--------                           ------                    ------------
(State or Other                    (Commission               (I.R.S. Employer
Jurisdiction of                    File Number)              Identification No.)
Incorporation or
Organization)


            885 Third Avenue, Suite 1720, New York, New York 10022
-------------------------------------------------------------------------------
                   (Address of Principal Executive Offices)

      Registrant's telephone number, including area code:  (212) 644-2400
                                                           ---------------

                                     N/A
-------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 1.  CHANGES IN CONTROL OF REGISTRANT.


         On November 8, 1996, Muriel Siebert Capital Markets Group, Inc. ("MSCMG"), the sole shareholder of Muriel Siebert & Co., Inc. ("Siebert"), merged (the "Merger") with and into J. Michaels, Inc. ("JMI") which changed its name to Siebert Financial Corp. (the "Company"), on the terms and conditions contained in the Plan and Agreement of Merger, dated as of April 24, 1996, as amended, between MSCMG and JMI (the "Merger Agreement"). In connection therewith, after an initial distribution concurrently with the consummation of the Merger of $11.50 per share to JMI's shareholders at the effective time of the Merger, all of JMI's remaining assets were transferred to a liquidating trust pursuant to the Merger Agreement at the effective time of the Merger and are to be sold and the proceeds thereof distributed from time to time to JMI's shareholders after the effective date of the Merger. Effective as of the date of the Merger, Muriel F. Siebert owns 97.5% of the outstanding shares of common stock, par value $.01 per share, of the Company and is therefore deemed a person in control of the Company. Effective as of the date of Merger, James H. Michaels and members of his family no longer own a controlling interest in the Company. The Merger Agreement was approved by the Board of Directors of JMI and submitted to and approved by the shareholders of JMI at the Special Meeting of the Shareholders held on September 19, 1996.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        SIEBERT FINANCIAL CORP.
                                        (Registrant)



                                        By: /s/ Muriel F. Siebert
                                            ------------------------
                                                Muriel F. Siebert
                                                President

Dated:  November 21, 1996










                                     Page 3